EXHIBIT 10.12

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, (“Agreement”) dated as of February 8, 2012, by and between EMERGING MEDIA HOLDINGS, INC., (“Seller”), and SADDLEWORTH CONSULTING, LLC, (“Purchaser”) sets forth the terms and conditions upon which the Seller will sell shares of common stock (the “Shares”) of the Seller, from its authorized capital, to Purchaser.

WITNESSETH:

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE 1

SALE OF SECURITIES

1.01           Agreement to Sell:   Subject to the terms and conditions of this Agreement, the Seller agrees to sell Nineteen Million (19,000,000) Shares of the Seller for a total consideration of Three Million Dollars ($3,000,000) (the “Purchase Price”).  This is a private transaction between the Seller and Purchaser.

1.02                Satisfaction of Secured Promissory Note:   The Seller and Purchaser have agreed that the Purchase Price shall be paid by the satisfaction in full of the principal balance of $3,000,000 remaining on that certain Secured Promissory Note dated May 7, 2011 made by Saddleworth Ventures, LLC in favor of Worldwide Medassets Ltd.SAL, and assigned to Saddleworth Consulting, LLC on January 5, 2012.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

The Seller hereby represents and warrants to the Purchaser the following:

2.01           Organization;      The Seller, incorporated in the state of Nevada, is duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business in that state and elsewhere.  All actions taken by the incorporators, directors and/or shareholders of the Seller have been valid and in accordance with the laws of the state of incorporation.  The Seller is a reporting Seller as described by the U.S. Securities and Exchange Commission (“SEC”).  The Seller common stock is currently quoted on the OTCBB.  After the purchase, the Purchaser of the Shares shall file the appropriate filings, if so required, disclosing the acquisition of the Shares by the Purchaser (”Disclosure Document”).

2.02            Capital.   The authorized capital stock of the Seller consists of 100,000,000 shares of Common Stock, $.0001 par value, of which approximately 6,445,098 shares of Common Stock are issued and outstanding.  There is no Preferred Stock authorized.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Seller to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding Shares of the Seller are subject to any stock restriction agreements issued by the Seller.

   2.03              Financial Statements. The Seller is a reporting Seller under SEC rules and audited financial statements can be found on the SEC EDGAR website.

2.04     Filings with Government Agencies. The Seller is a reporting Seller and files annual and quarterly reports with the SEC and is current in all filings.  The Seller has made all required filings with the state of incorporation that might be required.  Upon the purchase of the Shares by the Purchaser, the Purchaser will have the full responsibility for filing any and all documents required by the SEC, and/or any other government agency that may be required.  The Seller will supply the Purchaser with all information that is currently available for the Seller.  The Purchaser understands that the Seller will have no responsibility whatsoever for any filings made by the Seller in the future, either with the SEC, FINRA or with the state of incorporation.

2.05           Ability to Carry Out Obligations.  The Seller has the right, power, and authority to enter into, and perform his obligations under this Agreement.  The execution and delivery of this Agreement by the Seller and the performance by the  Seller of his obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Seller, the officers, directors or Seller are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the Seller (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Seller or upon the Shares of the Seller to be acquired by the Purchaser.

2.6             Compliance with Laws.  To the best of knowledge of the Seller, the Seller has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining.  To the best of the knowledge of the Seller, the Seller has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.  At the time that the Seller sold Shares to the Seller, the Seller was entitled to use the exemptions provided by the Securities Act of 1933 relative to the sale of its Shares.  The Shares being sold herein are being sold in a private transaction between the Seller and the Purchaser, and the Seller make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.7             Title.   The Seller has good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.8    Transfer of Shares.  The Seller will have the responsibility for sending all certificates representing the shares being purchased, along with the proper Stock Powers with Bank Signature Guarantees acceptable to the Transfer Agent and Purchaser.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for the Seller to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.9           Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE 3

CLOSING

3.01           Closing for the Purchase of Shares.  The Closing of this transaction for the Shares being purchased shall occur upon receipt of a Release and Satisfaction with respect to the Secured Promissory Note as set forth in  Paragraphs 1.02 above.

This Agreement can be terminated in the event of any material breach by either party.

ARTICLE 4

INVESTMENT INTENT

4.01           Transfer Restrictions.          The Purchaser (and/or assigns) agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02.     Investment Intent.  The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03.     No Advertisement.   The Purchaser acknowledges that the Shares have been offered to them in direct communication between them and Seller, and not through any advertisement of any kind.

4.04.    Knowledge and Experience.   (a) The Purchaser acknowledges that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchaser acknowledges that the Seller has given them and all of their counselors access to all information relating to the Seller’s business that they or any one of them have requested. The Purchaser acknowledges that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Seller so that they can make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of this purchase.

4.05. Restrictions on Transferability.   The Purchaser is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend.

(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchaser understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c) The Seller and/or Seller has neither filed a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the Shares being purchased, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

ARTICLE 5
REMEDIES

5.01           Arbitration.   Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Orlando, FL administered by the American Arbitration Association. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02           Termination.  In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Seller has failed to comply with all material terms of this Agreement, has failed to supply any documents required by this Agreement unless they are not necessary and do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.03           Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04           Indemnification Non-Exclusive.    The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE 6

MISCELLANEOUS

6.01           Captions, Headings, Gender, Etc.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, if and where applicable. The use of the singular in this Agreement shall include the plural, and vice versa.

6.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.06    Validity of Provisions.  In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07           Significant Changes   The Seller understand that significant changes may be made in the capitalization and/or stock ownership of the Seller, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of the Seller.

6.08           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

6.09           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Seller:

Emerging Media Holdings

201 S. Orange Ave

Suite 1510

Orlando, FL 32810

Phone:

Fax:________________

Email:______________

If to the Purchaser:

Saddleworth Consulting, LLC

225 Saddleworth Pl

Lake Mary, FL 32746

Phone: _______________

Fax:  _________________

Email:_________________

6.10           Binding Effect.     This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement.

6.11           Effect of Closing.   All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12           Mutual Cooperation.    The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.13           Representation on Authority.    Each Party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such Party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first above written.

Emerging Media Holdings, Inc (Seller)	Saddleworth Consulting, LLC (Purchaser)

/s/Christopher Smith	/s/ Christopher Smith

Seller	Purchaser
Manager
President
By:	By: